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                THE KOREAN INVESTMENT FUND, INC.

              ARTICLES OF AMENDMENT AND RESTATEMENT


         The Korean Investment Fund, Inc., a Maryland corporation having its principal office in the City of Baltimore, State of Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland:

    1. The Corporation desires to amend and restate its charter as currently in effect and as hereinafter amended. The following provisions are all the provisions of the charter currently in effect and as hereinafter amended:

         FIRST:    (1)  The name of the incorporator is Frank J.
         Nasta.

                   (2) The incorporator's post office address is One Battery Park Plaza, New York, New York 10004.

                   (3)  The incorporator is over eighteen years
         of age.

                   (4)  The incorporator is forming the
         corporation named in these Articles of Incorporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (hereinafter called the "Corporation") is The Korean Investment Fund, Inc.

         THIRD:    (1)  The purpose for which the Corporation is
         formed is to conduct, operate and carry on the business of an investment company.

                   (2)  The Corporation may engage in any other
         business and shall have all powers conferred upon or permitted to corporations by the Maryland General
         Corporation Law (the "MGCL").

         FOURTH:   The post office address of the principal
         office of the Corporation within the State of Maryland is 300 East Lombard Street, Baltimore, Maryland 21202 in care of The Corporation Trust, Incorporated. The resident agent of the Corporation in the State of Maryland is The Corporation Trust, Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202, a Maryland corporation.

         FIFTH:    (1)  The total number of shares of stock which
         the Corporation shall have authority to issue is twelve



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         billion (12,000,000,000), all of which shall be Common
         Stock having a par value of one-tenth of one cent ($.001) per share and an aggregate par value of twelve million dollars ($12,000,000). Until such time as the Board of Directors shall provide otherwise in accordance with paragraph (1)(d) of Article SEVENTH hereof, three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are classified and designated as Class A Common Stock, three billion (3,000,000,000) of such shares are classified and designated as Class B Common Stock, three billion (3,000,000,000) of such shares are classified and designated as Class C Common Stock and three billion (3,000,000,000) of such shares are classified and designated as Advisor Class Common Stock.

                   (2)  As more fully set forth hereafter, the
         assets and liabilities and the income and expenses of each class of the Corporation's stock shall be determined separately from those of each other class of the Corporation's stock and, accordingly, the net asset value, the dividends and distributions payable to holders, and the amounts distributable in the event of dissolution of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences and certain other differences hereafter set forth or provided for, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, and other distributions, qualifications and terms and conditions of and rights to require redemption of each other class of the Corporation's stock except as otherwise provided for by the Board of Directors pursuant to paragraph
         (1)(d) of Article SEVENTH hereof.

                   (3)  All consideration received by the
         Corporation for the issue or sale of shares of a class of the Corporation's stock, together with all funds derived from any investment and reinvestment thereof, shall irrevocably remain attributable to that class for all purposes, subject only to any automatic conversion of one class of stock into another, as hereinafter provided for, and the rights of creditors, and shall be so recorded upon the books of account of the Corporation. The assets attributable to the Class A Common Stock, the assets attributable to the Class B Common Stock, the assets attributable to the Class C Common Stock and the assets attributable to Advisor Class Common Stock shall be invested in the same investment portfolio of the Corporation.


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                   (4)  The allocation of investment income and
         capital gains and expenses and liabilities of the Corporation among the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall be determined by the Board of Directors in a manner that is consistent with the Investment Company Act of 1940, as from time to time in effect (the "Investment Company Act"), the rules and regulations thereunder, and the interpretations thereof, in each case as from time to time amended, modified or superseded. The determination of the Board of Directors shall be conclusive as to the allocation of investment income or capital gains, expenses and liabilities (including accrued expenses and reserves) and assets to a particular class or classes.

                   (5)  Shares of each class of stock shall be
         entitled to such dividends or distributions, in stock or in cash or both, as may be authorized from time to time by the Board of Directors with respect to such class. Specifically, and without limiting the generality of the foregoing, the dividends and distributions of investment income and capital gains with respect to the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock may vary with respect to each such class to reflect differing allocations of the expenses of the Corporation among the holders of the four classes and any resultant differences between the net asset values per share of the four classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The Board of Directors may provide that dividends shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period, not to exceed 72 hours, prior to the record date of the dividend.

                   (6) On each matter submitted to a vote of the stockholders, each holder of stock shall be entitled to one vote for each share entitled to vote thereon standing in his or her name on the books of the Corporation. Subject to any applicable requirements of the Investment Company Act, or rules or orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, all holders of shares of stock shall vote as a single class except with respect to any matter which affects only one or more (but less than all) classes of stock, in which case only the holders of shares of the classes affected shall be entitled to vote. Without limiting the generality of the foregoing, and subject to any applicable


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         requirements of the Investment Company Act  or rules or
         orders of the Securities and Exchange Commission or any successor thereto, or other applicable law, the holders of each of the Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have, respectively, with respect to any matter submitted to a vote of stockholders (i) exclusive voting rights with respect to any such matter that only affects the class of Common Stock of which they are holders, including, without limitation, the provisions of any distribution plan adopted by the Corporation pursuant to Rule 12b-1 under the Investment Company Act (a "Plan") with respect to the class of which they are holders and (ii) no voting rights with respect to the provisions of any Plan that affects one or more of such other classes of Common Stock, but not the class of which they are holders, or with respect to any other matter that does not affect the class of Common Stock of which they are holders.

                   (7)  In the event of the liquidation or
         dissolution of the Corporation, stockholders of each class of the Corporation's stock shall be entitled to receive, as a class, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not attributable to any particular class of stock, the assets attributable to the class less the liabilities allocated to that class; and the assets so distributable to the stockholders of any class of stock shall be distributed among such stockholders in proportion to the number of shares of the class held by them and recorded on the books of the Corporation. In the event that there are any general assets not attributable to any particular class of stock, and such assets are available for distribution, the distribution shall be made pro rata to the holders of each class in proportion to the net asset value of each such class or as otherwise determined by the Board of Directors.

                   (8) (a) Each holder of stock may require the Corporation to redeem all or any part of the stock owned by that holder, upon request to the Corporation or its designated agent, at the net asset value of the shares of stock next determined following receipt of the request in a form approved by the Corporation and accompanied by surrender of the certificate or certificates for the shares, if any, less the amount of any applicable redemption charge or deferred sales charge, redemption fee or other amount imposed by the Board of Directors (to the extent consistent with


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         applicable law) or provided for in the charter of the
         Corporation (the "Charter"). The Board of Directors may establish procedures for redemption of stock.

                        (b)  The proceeds of the redemption of a
         share (including a fractional share) of any class of stock of the Corporation shall be reduced by the amount of any contingent deferred sales charge, redemption fee or other amount payable on such redemption pursuant to the terms of issuance of such share or provided for in the Charter.

                        (c)  A redemption fee of two percent (2%)
         of the then net asset value of Class A Common Stock shares if redeemed or exchanged for another open-end investment company sponsored by Alliance Capital Management L.P. prior to the first anniversary date of the date on which these Articles of Amendment and Restatement become effective shall be imposed with respect to any Class A Common Stock shares into which shares of the Common Stock of the Corporation have been reclassified pursuant to Article SECOND of the Charter. The proceeds of the aforesaid redemption fee shall be retained by the Corporation. With the approval of the Board of Directors, the aforesaid redemption fee may be reduced or waived, in whole or in part, and any reductions or waivers may vary among the stockholders.

                        (d)  (i)  The term "Minimum Amount" when
         used herein shall mean two hundred dollars ($200) unless otherwise fixed by the Board of Directors from time to time, provided that the Minimum Amount may not in any event exceed twenty-five thousand dollars ($25,000).
         The Board of Directors may establish differing Minimum Amounts for categories of holders of stock based on such criteria as the Board of Directors may deem appropriate.

                            (ii)  If the net asset value of the
         shares of a class of stock held by a stockholder shall be less than the Minimum Amount then in effect with respect to the category of holders in which the stockholder is included, the Corporation may redeem all of those shares, upon notice given to the holder in accordance with paragraph (iii) of this subsection (d), to the extent that the Corporation may lawfully effect such redemption under the laws of the State of Maryland.

                           (iii)  The notice referred to in
         paragraph (ii) of this subsection (d) shall be in writing personally delivered or deposited in the mail, at least thirty days (or such other number of days as


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         may be specified from time to time by the Board of
         Directors) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid. The price for shares acquired by the Corporation pursuant to this subsection (d) shall be an amount equal to the net asset value of such shares, less the amount of any applicable redemption charge or deferred sales charge or other amount payable on such redemptions pursuant to the terms of issuance of such shares or imposed by the Board of Directors (to the extent consistent with applicable law) or provided for in the Charter.

                        (e)  Payment by the Corporation for
         shares of stock of the Corporation surrendered to it for redemption shall be made by the Corporation within seven days of such surrender out of the funds legally available therefor, provided that the Corporation may suspend the right of the stockholders to redeem shares of stock and may postpone the right of those holders to receive payment for any shares when permitted or required to do so by applicable statutes or regulations. Payment of the aggregate price of shares surrendered for redemption may be made in cash or, at the option of the Corporation, wholly or partly in such portfolio securities of the Corporation as the Corporation shall select.

                   (9) At such times as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act, applicable rules and regulations thereunder and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Corporation's Registration Statement"), shares of a particular class of stock of the Corporation or certain shares of a particular class of stock of the Corporation may be automatically converted into shares of another class of stock of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Corporation's Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with


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         the authorization of the Board of Directors, by the
         officers of the Corporation) and set forth in the Corporation's Registration Statement.

                   (10)  For the purpose of allowing the net
         asset value per share of a class of the Corporation's stock to remain constant, the Corporation shall be entitled to declare and pay and/or credit as dividends daily the net income (which may include or give effect to realized and unrealized gains and losses, as determined in accordance with the Corporation's accounting and portfolio valuation policies) of the Corporation attributable to the assets attributable to that class. If the amount so determined for any day is negative, the Corporation shall be entitled, without the payment of monetary compensation but in consideration of the interest of the Corporation and its stockholders in maintaining a constant net asset value per share of that class, to redeem pro rata from all the holders of record of shares of that class at the time of such redemption (in proportion to their respective holdings thereof) sufficient outstanding shares of that class, or fractions thereof, as shall permit the net asset value per share of that class to remain constant.

                   (11)  The Corporation may issue shares of
         stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation, but excluding the right, if any, to receive a stock certificate representing fractional shares.

                   (12)  No stockholder shall be entitled to any
         preemptive right other than as the Board of Directors may establish.

         SIXTH: The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. The number of directors of the Corporation is currently five, which number may be increased or decreased pursuant to the Bylaws, but shall never be less than the minimum number required by the MGCL. The names of the directors who shall serve until their successors are duly elected and qualify pursuant to the Bylaws are:



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                   John D. Carifa

                   David H. Dievler

                   William H. Foulk, Jr.

                   Dr. James M. Hester

                   James D. Hodgson

         SEVENTH: The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of the Board of Directors and stockholders.

                   (1)  In addition to its other powers
         explicitly or implicitly granted under the Charter by law or otherwise, the Board of Directors of the
         Corporation:

                        (a)  is expressly authorized to make,
                   alter, amend or repeal the Bylaws of the Corporation;

                        (b)  may from time to time determine
                   whether, to what extent, at what times and places, and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation except as conferred by statute or as expressly authorized by the Board of Directors of the Corporation;

                        (c)  is empowered to authorize, without
                   stockholder approval, the issuance and sale from time to time of shares of stock of the Corporation whether now or hereafter authorized and securities convertible into shares of stock of the Corporation of any class or series, whether now or hereafter authorized, for such consideration as the Board may deem advisable;

                        (d)  is authorized to classify or to
                   reclassify, from time to time, any unissued shares of stock of the Corporation, whether now or hereafter authorized in one or more classes or series, by setting, changing or


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                   eliminating the preferences, conversion or
                   other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms and conditions of or rights to require redemption of the stock. The provisions of the Charter (including those in Article FIFTH hereof) shall apply to each class or series of stock unless otherwise provided by the Board of Directors prior to issuance of any shares of that class or series; and

                        (e)  is authorized to adopt procedures
                   for determination of and to maintain constant the net asset value of shares of any class or series of the Corporation's stock.

                   (2) Notwithstanding any provision of the MGCL requiring a greater proportion than a majority of the votes of all classes or of any class of the Corporation's stock entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon subject to any applicable requirements of the Investment Company Act, or rules or orders of the Securities and Exchange Commission or any successor thereto.

              (3) The presence in person or by proxy of the holders of shares entitled to cast a majority of the votes entitled to be cast (without regard to class) shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes of stock, in which case the presence in person or by proxy of the holders of shares entitled to cast one-third of the votes entitled to be cast by each class entitled to vote as a class on the matter shall constitute a quorum.

              (4) Any determination made in good faith by or pursuant to the direction of the Board of Directors, as to the amount of the assets, debts, obligations, or liabilities of the Corporation, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating such reserves or charges, as to the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation, or liability for which such reserves or charges shall have been created shall be then or


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         thereafter required to be paid or discharged), as to the
         value of or the method of valuing any investment owned or held by the Corporation, as to market value or fair value of any investment or fair value of any other asset of the Corporation, as to the allocation of any asset of the Corporation to a particular class or classes of the Corporation's stock, as to the charging of any liability of the Corporation to a particular class or classes of the Corporation's stock, as to the number of shares of the Corporation outstanding, as to the estimated expense to the Corporation in connection with purchases of its shares, as to the ability to liquidate investments in orderly fashion, or as to any other matter shall be final and conclusive and shall be binding upon the Corporation and all holders of its shares, past, present and future, and shares of the Corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

              EIGHTH:   (1)  To the full extent that limitations
         on the liability of directors and officers are permitted by Maryland law, no director or officer of the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation whether or not that person is a director or officer at the time of any proceeding in which liability is asserted.

                        (2)  The Corporation shall indemnify and
         advance expenses to its currently acting and its former directors to the full extent that indemnification of directors is permitted by Maryland law. The Corporation shall indemnify and advance expenses to its officers to the same extent as its directors and may do so to such further extent as is consistent with law. The Board of Directors may by ByLaw, resolution or agreement make further provision for indemnification of directors, officers, employees and agents to the full extent permitted by Maryland law.

                        (3)  No provision of this Article shall
         be effective to protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or its stockholders to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.



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                        (4)  References to Maryland law in this
         Charter are to that law as from time to time amended. No amendment to the Charter of the Corporation shall affect any right of any person under this Article based on any event, omission or proceeding prior to the amendment.

              NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in its Charter in the manner now or hereafter prescribed by the laws of the State of Maryland, including any amendment which alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.

    2. Each share (including for this purpose a fraction of a share) of Common Stock issued and outstanding immediately prior to these Articles of Amendment and Restatement becoming effective, shall, at such effective time, be reclassified automatically, and without any action or choice on the part of the holder, into a share (or the same fraction of a share) of Class A Common Stock. Shares of Class A Common Stock resulting from the aforesaid reclassification shall be subject, without limitation, to the redemption fee provided for in Article FIFTH, paragraph 8(c) of the Charter of the Corporation as set forth in Article FIRST of these Articles of Amendment and Restatement, subject to the reduction and waiver provisions contained therein. Outstanding certificates representing issued and outstanding shares of Common Stock immediately prior to these Articles of Amendment and Restatement becoming effective, shall upon these Articles of Amendment and Restatement becoming effective be deemed to represent the same number of shares of Class A Common Stock. Certificates representing shares of the Class A Common Stock resulting from the aforesaid reclassification need not be issued until certificates representing the shares of Common Stock so reclassified, if issued, have been received by the Corporation or its agent duly endorsed for transfer with the request that a new certificate be provided. The Class A Common Stock, Class B Common Stock, Class C Common Stock and Advisor Class Common Stock shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the charter of the Corporation as herein amended and restated.




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    3.   The current address of the principal office of the
         Corporation and the name and address of the Corporation's current resident agent are as set forth in Article FOURTH hereof.

    4. The number of directors of the Corporation and the names of those currently in office are as set forth in Article
         SIXTH of the foregoing amendment and restatement of the Charter.

    5. The amendment and restatement of the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders in the manner required by law.

    6. The total number of shares of stock that the Corporation had authority to issue immediately prior to these Articles of Amendment and Restatement becoming effective was one hundred million (100,000,000) shares of the par value of one cent ($.01) per share and of the aggregate par value of One Million Dollars ($1,000,000), all of which shares were designated Common Stock. The total number of shares of stock that the Corporation has authority to issue upon these Articles of Amendment and Restatement becoming effective is twelve billion (12,000,000,000) shares, all of the par value of one-tenth of one cent ($.001) per share, and of the aggregate par value of twelve million dollars ($12,000,000). Three billion (3,000,000,000) of the authorized shares of Common Stock of the Corporation are designated as Class A Common Stock, three billion (3,000,000,000) of such shares are designated as Class B Common Stock, three billion (3,000,000,000) of such shares are designated as Class C Common Stock and three billion (3,000,000,000) of such shares are designated as Advisor Class Common Stock.

    7. These Articles of Amendment and Restatement shall become effective on November 19, 2001 at 5:00 p.m., Eastern
         Time.

    8. The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.




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         IN WITNESS WHEREOF, the Corporation has caused these
Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary on this _____ day of October, 2001.





ATTEST:                      THE KOREAN INVESTMENT FUND, INC.



___________________          _____________________________ (SEAL)
Edmund P. Bergan, Jr.        John D. Carifa
Secretary                    President





































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